Financial Contact:	Dennis Story
SVP and Chief Financial Officer
678.597.7116
dstory@manh.com

Media Contact:	Terrie O’Hanlon
SVP and Chief Marketing Officer
678.597.7120
tohanlon@manh.com
Manhattan Associates Reports Record 3rd Quarter Revenue and
Earnings
Company raises full year EPS guidance
ATLANTA — October 23, 2007 — Leading supply chain solutions provider Manhattan Associates, Inc. (NASDAQ: MANH), today reported record third quarter 2007 revenue and earnings and raised its Earnings Per Share (EPS) guidance for the year. Manhattan Associates’ third quarter GAAP diluted earnings per share were $0.29, a 53% increase over the third quarter of 2006 on revenue of $84.6 million, a 17% increase. On a non-GAAP basis, adjusted diluted earnings per share were $0.34, a 26% increase over the third quarter of 2006.
THIRD QUARTER FINANCIAL HIGHLIGHTS
Summarized highlights of the 2007 third quarter results, as compared to the 2006 third quarter, follow.
•	Consolidated revenue increased 17% to $84.6 million. Excluding the impact of currency changes, revenue increased 16%.
•	License revenue totaled $17.3 million, an increase of 14%.
•	Services revenue totaled $58.4 million, increasing 14%.
•	GAAP Operating income increased 25% to $10.6 million. Excluding the impact of currency changes, GAAP operating income increased 32%;
•	Operating income, on a non-GAAP basis, increased 10% to $12.7 million. Excluding the impact of currency changes, operating income on a non-GAAP basis increased 15%.
•	GAAP diluted earnings per share increased 53% to $0.29.
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Manhattan Associates Reports Record Third Quarter Revenue — page 2 of 6
•	Adjusted diluted earnings per share increased 26% to $0.34 per share.
•	Appreciation of the Rupee (the company has a major research and development center in India) and other currency changes negatively impacted GAAP and adjusted operating income by $0.6 million or $0.01 per share. The negative $0.01 impact of currency changes on operating results was offset by $0.02 of foreign exchange gains in Other Income. The combined net impact of currency appreciation and foreign exchange gains in the quarter for GAAP and Adjusted EPS results was an increase of $0.01 per diluted share.
•	Cash Flow from Operations was $6.4 million, with Days Sales Outstanding of 80 days.
•	Cash and Investments on Hand at September 30, 2007 was $82.0 million.
•	The Company repurchased 809,680 common shares totaling $22.2 million at an average share price of $27.37 in the quarter.
•	The Board of Directors approved the repurchase of up to $50.0 million of Manhattan Associates’ outstanding common stock. The Board of Directors also appointed two additional members: Pete Kight, Chairman and CEO of CheckFree Corporation, a leading provider of financial e-commerce solutions; and Dan Lautenbach, a 30-year veteran of technology solution companies, primarily IBM, where he ran global software sales.
YEAR-TO-DATE FINANCIAL HIGHLIGHTS
Summarized highlights of the first nine months of 2007, as compared to the first nine months of 2006, follow.
•	Consolidated revenue increased 19% to $252.4 million. Excluding the impact of currency changes, revenue increased 17%.
•	License revenue was $54.5 million, increasing 15%.
•	Services revenue totaled $169.1 million, a 17% increase.
•	GAAP operating income increased 41% to $31.5 million. Excluding the impact of currency changes, GAAP operating income increased 45%.
•	On a non-GAAP basis, operating income increased 16% to $37.3 million. Excluding the impact of currency changes operating income on a non-GAAP basis increased 19%.
•	GAAP diluted earnings per share increased 54% to $0.80.
•	Adjusted diluted earnings per share, on a non-GAAP basis, increased 21% to $0.94.
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Manhattan Associates Reports Record Third Quarter Revenue — page 3 of 6
•	Appreciation of the Rupee and other currency changes negatively impacted GAAP and adjusted operating income by $1.0 million, or $0.02 per share. The negative $1.0 million impact of currency changes on operating results was partially offset by $0.3 million of foreign exchange gains in Other Income. The combined net impact of currency appreciation and foreign exchange gains on year-to-date GAAP and Adjusted EPS results was a reduction of $0.02 per diluted share.
“The third quarter of 2007 marks our 12th consecutive quarter of double digit revenue growth,” said Pete Sinisgalli, President and CEO. “Each of our three regions contributed to our solid license revenue growth and was profitable in the quarter. Importantly, more than half of our third quarter license revenue came from new customers as we continue to capture market share from competitors. Moreover, our forecast for the fourth quarter is strong. Therefore, we are increasing our adjusted EPS guidance range by 2 cents on the low end and by 3 cents on the high end to a revised range of $1.29 to $1.34,” he added.
Significant sales-related achievements during the quarter follow.
•	New customers such as: 3 Suisses; ASICS America Corporation; Barnes Distribution; Bed, Bath & Beyond; Blackhawk Products Group; Citi Trends, Inc.; Domaxel; Dalepak Limited; Elecon; Electronics for Imaging, Inc.; ElektroKomplektServis; Fitness Quest, Inc.; Gloria Jeans; H E Butt Grocery (HEB); Jefferson Smurfit Corporation; Lamps Plus, Inc.; National Freight, Inc.; Nelson Education Limited; Nestle Nespresso SA; Nor-Cal Beverage Co., Inc.; Northern Safety Co., Inc.; Orchard Brands, Inc. (aka Blair Corp); Performance Warehouse; Reckitt Benckiser, Inc; Restoration Hardware; Safeway, Inc.; Target Corporation; The Apparel Group; and The Tire Rack, Inc.
•	Expanding partnerships with existing customers such as: Always; Argos Limited; Fruit of the Loom Limited; Tesco Stores Limited; and US Foodservice.
•	Closing four large contracts, each of which generated $1 million or more in recognized license revenue.
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Manhattan Associates Reports Record Third Quarter Revenue — page 4 of 6
2007 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the fourth quarter and full year 2007. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q4 2007 - diluted earnings per share	$0.30	$0.35	76%	106%
Full year 2007 - diluted earnings per share	$1.09	$1.14	58%	65%

Adjusted Earnings Per Share
Q4 2007 - diluted earnings per share	$0.35	$0.40	13%	29%
Full year 2007 - diluted earnings per share	$1.29	$1.34	19%	24%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning December 15, 2007, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2007 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the first week of February 2008.
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Manhattan Associates Reports Record Third Quarter Revenue — page 5 of 6
CONFERENCE CALL
The Company’s conference call regarding its third quarter financial results will be held at 4:30 p.m. Eastern time on Tuesday, October 23, 2007 after the market closes. Investors are invited to listen to a live Web cast of the conference call through the investor relations section of Manhattan Associates’ Web site. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing +1.800.642.1687 in the U.S. or Canada and +1.706.645.9291 outside the U.S., and entering the conference identification number 16923337, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be archived at Manhattan Associates’ Web site.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results, and thus provide investors with useful insight into our profitability exclusive of unusual adjustments. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended September 30, 2007.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense and stock option expense under SFAS 123(R). A reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
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Manhattan Associates Reports Record Third Quarter Revenue — page 6 of 6
The Company also provides revenue, GAAP and adjusted operating income, and GAAP and adjusted diluted earnings per share excluding the impact of foreign currency exchange. This information is not in accordance with — or an alternative for — GAAP, and may be different from measures used by other companies. The Company believes that this information allows a more meaningful comparison of the Company’s performance from period to period.
About Manhattan Associates, Inc.
Manhattan Associates® provides global supply chain solutions to organizations that consider supply chain software, processes and technology strategic to market leadership. The company’s software portfolio includes five key Supply Chain Solution Suites: Planning and Forecasting, Inventory Optimization, Order Lifecycle Management, Transportation Lifecycle Management and Distribution Management. These solution suites are enhanced by Platform Applications — including Supply Chain Intelligence, Supply Chain Visibility and Supply Chain Event Management - that organize and deliver the information and processes needed to optimize supply chains across functions and locations within and outside an enterprise.. A Supply Chain Process Platform provides a unifying architecture that fosters agility and scalability while minimizing solution implementation, evolution and support costs. More than 1,200 customers worldwide use Manhattan Associates’ global supply chain solutions to enhance profitability and build sustainable competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006
Revenue:
License	$17,303	$15,217	$54,454	$47,540
Services	58,437	51,049	169,100	144,642
Hardware and other	8,849	6,046	28,854	20,816

Total Revenue	84,589	72,312	252,408	212,998

Costs and Expenses:
Cost of license	1,599	1,400	4,045	4,410
Cost of services	28,348	24,231	81,631	69,908
Cost of hardware and other	7,286	5,356	24,511	18,328
Research and development	11,887	9,765	35,316	30,398
Sales and marketing	13,079	11,407	40,177	34,018
General and administrative	8,397	7,896	24,926	21,863
Depreciation and amortization	3,406	3,377	10,261	9,914
Asset impairment charge	—	270	—	270
Acquisition-related charges	—	174	—	1,503

Total costs and expenses	74,002	63,876	220,867	190,612

Operating income	10,587	8,436	31,541	22,386

Other income, net	1,619	630	3,009	2,727

Income before income taxes	12,206	9,066	34,550	25,113
Income tax provision	4,321	3,822	12,253	10,596

Net income	$7,885	$5,244	$22,297	$14,517

Basic earnings per share	$0.31	$0.19	$0.84	$0.53
Diluted earnings per share	$0.29	$0.19	$0.80	$0.52

Weighted average number of shares:
Basic	25,739	26,969	26,536	27,151
Diluted	26,879	27,462	27,723	27,688

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(unaudited and in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2007		2006		2007		2006

Operating income	$10,587		$8,436		$31,541		$22,386
Stock option expense	1,224	(a)	1,831	(a)	3,475	(a)	5,451	(a)
Purchase amortization	1,180	(b)	1,217	(b)	3,570	(b)	3,651	(b)
Acquisition-related charges	—		174	(c)	—		1,503	(c)
Asset impairment charge	—		270	(d)	—		270	(d)
Sales tax recoveries	(269)	(d)	(324	)(e)	(1,292)	(d)	(1,056	)(e)

Adjusted operating income (Non-GAAP)	$12,722		$11,604		$37,294		$32,205

Income tax provision	$4,321		$3,822		$12,253		$10,596
Stock option expense	435	(a)	370	(a)	1,234	(a)	1,172	(a)
Purchase amortization	419	(b)	469	(b)	1,267	(b)	1,406	(b)
Acquisition-related charges	—		67	(c)	—		579	(c)
Asset impairment charge	—		104	(d)	—		104	(d)
Sales tax recoveries	(96)	(d)	(125	)(e)	(459)	(d)	(408	)(e)

Adjusted income tax provision (Non-GAAP)	$5,079		$4,707		$14,295		$13,449

Net income	$7,885		$5,244		$22,297		$14,517
Stock option expense	789	(a)	1,461	(a)	2,241	(a)	4,279	(a)
Purchase amortization	761	(b)	748	(b)	2,303	(b)	2,245	(b)
Acquisition-related charges	—		107	(c)	—		924	(c)
Asset impairment charge	—		166	(d)	—		166	(d)
Sales tax recoveries	(173)	(d)	(199	)(e)	(833)	(d)	(648	)(e)

Adjusted Net income (Non-GAAP)	$9,262		$7,527		$26,008		$21,483

Diluted EPS	$0.29		$0.19		$0.80		$0.52
Stock option expense	$0.03	(a)	$0.05	(a)	$0.08	(a)	$0.15	(a)
Purchase amortization	$0.03	(b)	$0.03	(b)	$0.08	(b)	$0.08	(b)
Acquisition-related charges	$—		$0.00	(c)	$—		$0.03	(c)
Asset impairment charge	$—		$0.01	(d)	$—		$0.01	(d)
Sales tax recoveries	$(0.01)	(d)	$(0.01	)(e)	$(0.03)	(d)	$(0.02	)(e)

Adjusted Diluted EPS (Non-GAAP)	$0.34		$0.27		$0.94		$0.78

Fully Diluted Shares	26,879		27,462		27,723		27,688

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2007 and 2006:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cost of services	$108	$546	$321	$1,609
Research and development	160	261	474	737
Sales and marketing	375	405	1,115	1,114
General and administrative	581	619	1,565	1,991

Total stock option expense	$1,224	$1,831	$3,475	$5,451

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(d)	During the quarter ended September 30, 2006, we recorded an impairment charge of $270 against a $2.0 million investment in a technology company. We made our original investment in 2003. Because of the value of the investment is beyond our control and does not relate to our core operations, we have excluded the asset impairment from adjusted non-GAAP results.

(e)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2007	2006
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$32,531	$18,449
Short term investments	36,228	90,570
Accounts receivable, net of a $6,002 and $4,901 allowance for doubtful accounts in 2007 and 2006, respectively	73,166	60,937
Deferred income taxes	6,558	5,208
Prepaid expenses and other current assets	9,199	11,939

Total current assets	157,682	187,103

Property and equipment, net	25,198	15,850
Long-term investments	13,226	22,038
Acquisition-related intangible assets, net	10,774	14,344
Goodwill, net	62,279	70,361
Deferred income taxes	7,890	481
Other assets	5,488	4,716

Total assets	$282,537	$314,893

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,912	$11,716
Accrued compensation and benefits	18,557	16,560
Accrued and other liabilities	10,096	13,872
Deferred revenue	32,968	29,918
Income taxes payable	5,310	4,006

Total current liabilities	74,843	76,072

Other non-current liabilities	7,990	1,681

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2007 or 2006	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,702,405 shares issued and outstanding in 2007 and 27,610,105 shares issued and outstanding in 2006	254	276
Additional paid-in capital	39,685	98,704
Retained earnings	156,736	136,321
Accumulated other comprehensive income	3,029	1,839

Total shareholders’ equity	199,704	237,140

Total liabilities and shareholders’ equity	$282,537	$314,893

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Net income	$22,297	$14,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,261	9,914
Asset impairment charge	—	270
Stock compensation	4,939	5,544
Loss/(Gain) on disposal of equipment	26	(32)
Tax benefit of options exercised	1,596	2,444
Excess tax benefits from stock based compensation	(607)	(1,792)
Deferred income taxes	(742)	(790)
Unrealized foreign currency loss	(880)	622
Changes in operating assets and liabilities:
Accounts receivable, net	(11,341)	5,510
Other assets	2,228	(2,055)
Prepaid retention bonus	—	1,599
Accounts payable, accrued and other liabilities	(7,173)	(1,066)
Income taxes	(1,304)	2,528
Deferred revenue	3,261	4,133

Net cash provided by operating activities	22,561	41,346

Investing activities:
Purchase of property and equipment	(7,934)	(7,529)
Net maturities (purchases) of investments	63,185	(29,631)
Payments in connection with various acquisitions	—	(126)

Net cash provided by (used in) investing activities	55,251	(37,286)

Financing activities:
Payment of capital lease obligations	—	(72)
Purchase of common stock	(74,932)	(16,029)
Excess tax benefits from stock based compensation	607	1,792
Proceeds from issuance of common stock from options exercised	9,356	5,124

Net cash used in financing activities	(64,969)	(9,185)

Foreign currency impact on cash	1,239	(775)

Net change in cash and cash equivalents	14,082	(5,900)
Cash and cash equivalents at beginning of period	18,449	19,419

Cash and cash equivalents at end of period	$32,531	$13,519

Supplemental disclosures of cash flow information — noncash investing activity:
Tenant improvements funded by landlord	$7,918	$—

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
GAAP Diluted EPS	$0.08	$0.25	$0.19	$0.17	$0.19	$0.32	$0.29	$0.52	$0.80
Adjustments to GAAP:
Stock option expense	$0.04	$0.06	$0.05	$0.03	$0.03	$0.03	$0.03	$0.15	$0.08
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03	$0.08	$0.08
Acquisition related charges	$0.02	$0.01	$—	$—	$—	$—	$—	$0.03	$—
Write off of receivable and settlement charges	$—	$—	$—	$0.09	$—	$—	$—	$—	$—
Asset impairment charge	$—	$—	$0.01	$—	$—	$—	$—	$0.01	$—
Sales tax recoveries	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.02)	$(0.01)	$(0.02)	$(0.03)

Adjusted Diluted EPS	$0.16	$0.34	$0.27	$0.31	$0.23	$0.36	$0.34	$0.78	$0.94

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD

Revenue:
Americas	$51,143	$65,695	$60,799	$64,683	$68,446	$75,599	$69,850	$177,637	$213,895
EMEA	6,952	6,850	6,478	7,071	5,844	9,809	10,463	20,280	26,116
Asia Pacific	4,690	5,356	5,035	4,116	3,900	4,221	4,276	15,081	12,397

	$62,785	$77,901	$72,312	$75,870	$78,190	$89,629	$84,589	$212,998	$252,408

GAAP Operating Income (Loss):
Americas	$2,467	$10,095	$9,131	$11,054	$8,734	$12,338	$8,894	$21,693	$29,966
EMEA	245	3	(839)	(2,226)	(1,321)	1,145	1,432	(591)	1,256
Asia Pacific	401	739	144	(459)	(131)	189	261	1,284	319

	$3,113	$10,837	$8,436	$8,369	$7,282	$13,672	$10,587	$22,386	$31,541

Adjustments (pre-tax):
Americas:
Stock option expense	$1,558	$1,819	$1,700	$1,177	$1,082	$1,090	$1,184	$5,077	$3,356
Purchase amortization	1,217	1,217	1,217	1,217	1,195	1,195	1,180	3,651	3,570
Acquisition related charges	722	607	174	—	—	—	—	1,503	—
Settlement charges	—	—	—	810	—	—	—	—	—
Asset impairment charge	—	—	270	—	—	—	—	270	—
Sales tax recoveries	(267)	(465)	(324)	(514)	(373)	(650)	(269)	(1,056)	(1,292)

	$3,230	$3,178	$3,037	$2,690	$1,904	$1,635	$2,095	$9,445	$5,634

EMEA:
Stock option expense	$118	$125	$131	$15	$39	$40	$40	$374	$119
Write off of receivable and settlement charges	—	—	—	2,046	—	—		—	—

	$118	$125	$131	$2,061	$39	$40	$40	$374	$119

Total Adjustments	$3,348	$3,303	$3,168	$4,751	$1,943	$1,675	$2,135	$9,819	$5,753

Adjusted non-GAAP Operating Income (Loss):
Americas	$5,697	$13,273	$12,168	$13,744	$10,638	$13,973	$10,989	$31,138	$35,600
EMEA	363	128	(708)	(165)	(1,282)	1,185	1,472	(217)	1,375
Asia Pacific	401	739	144	(459)	(131)	189	261	1,284	319

	$6,461	$14,140	$11,604	$13,120	$9,225	$15,347	$12,722	$32,205	$37,294

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Professional services	$31,801	$34,376	$36,105	$34,105	$38,831	$39,865	$41,488	$102,282	$120,184
Customer support and software enhancements	13,361	14,055	14,944	15,774	15,969	15,998	16,949	42,360	48,916

Total services revenue	$45,162	$48,431	$51,049	$49,879	$54,800	$55,863	$58,437	$144,642	$169,100

4.	Hardware and other revenue includes the following items (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD

Hardware revenue	4,471	5,424	3,326	4,967	6,666	7,270	5,614	$13,221	$19,550
Billed Travel	2,076	2,799	2,720	2,021	2,971	3,098	3,235	7,595	9,304

Total Hardware and other revenue	$6,547	$8,223	$6,046	$6,988	$9,637	$10,368	$8,849	$20,816	$28,854

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD

Revenue	$(853)	$(158)	$251	$779	$748	$992	$1,049	$(760)	$2,789
Costs and Expenses	(823)	(324)	53	1,030	858	1,306	1,629	(1,094)	3,793
Operating Income	(30)	166	198	(251)	(110)	(314)	(580)	334	(1,004)
Foreign currency gains (losses) in other income	98	275	(34)	(91)	(22)	(602)	897	339	273

	$68	$441	$164	$(342)	$(132)	$(916)	$317	$673	$(731)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD

Operating Income	53	145	235	(32)	(14)	(443)	(693)	$433	$(1,150)
Foreign currency gains (losses) in other income	(30)	25	87	(136)	(82)	(536)	(312)	82	(930)

Total impact of changes in the Indian Rupee	$23	$170	$322	$(168)	$(96)	$(979)	$(1,005)	$515	$(2,080)

6.	Capital expenditures are as follows (in thousands):

	2006				2007			2006	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD

Capital expenditures	$2,195	$2,603	$2,731	$2,112	$2,956	$3,511	$1,467	$7,529	$7,934

7.	Stock Repurchase Activity

During the first nine months of 2007, we repurchased 2.7 million shares of common stock totaling $75 million at an average price of $28.10. In 2006 for the full year, we repurchased 0.8 million shares of common stock totaling $16.0 million at an average cost of $20.73.